Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Transocean Partners LLC 2014 Incentive Compensation Plan of our report dated February 26, 2015, with respect to the consolidated financial statements of Transocean Partners LLC and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

February 26, 2015